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                                                                    EXHIBIT 5.1

                               [WSGR LETTERHEAD]

                               September 22, 1997



J.D. Edwards & Company
7601 Technology Way
Denver, Colorado 80237

        Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as counsel to J.D. Edwards & Company, a Delaware corporation (the "Company"), in connection with the registration of 17,825,000 shares of the Company's Common Stock, par value $0.001 per share, including 2,325,000 shares subject to an over-allotment option (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-30701), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are being sold by the Company and the Selling Stockholders identified as such in the Registration Statement.

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company and the Selling Stockholders have been duly authorized by the Company, and the Shares to be registered for sale by the Selling Stockholders are, and the Shares to be registered for sale by the Company, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Maters" in the Prospectus forming a part of the Registration Statement.


                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                /s/ Wilson Sonsini Goodrich & Rosati
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